UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 13, 2006
CALLIDUS SOFTWARE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50463	77-0438629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500
San Jose, CA		95113
(Address of Principal Executive Offices)		(Zip Code)
(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 10.18
EXHIBIT 10.19

Item 1.01. Entry into a Material Definitive Agreement.
     On April 10, 2006, Callidus Software Inc. (the “Company”) entered into revised change of control agreements with each of its non-executive directors and named executive officers, including its chief executive officer, Mr. Robert Youngjohns. The Company’s Board of Directors, upon the recommendation of the Company’s Compensation Committee, approved these revised agreements as part of its periodic review of executive officer and director compensation matters. All of the non-executive directors’ change of control agreements, including that of Mr. David Pratt, now provide that all options to purchase common stock held by such directors at the time of a change of control of Callidus will immediately become vested and exercisable.
     All of the named executive officer change of control agreements, except that of Mr. Youngjohns, provide that in the event of a change of control of the Company, any options to purchase common stock granted to such individuals prior to March 14, 2006, will immediately become vested and exercisable in accordance with the terms of their pre-existing change of control agreements. The revised change of control agreements provide that any options granted to such individuals after March 14, 2006, and all options granted to Mr. Youngjohns, will become immediately vested and exercisable if such individual is terminated without cause or resigns for good reason (as those terms are defined in the change of control agreements) within 18 months after a change of control.
     The text of the non-executive director and named executive officer change of control agreements are attached hereto as Exhibits 10.18 and 10.19, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     10.18. Form of Director Change of Control Agreement – Full Single-Trigger.
     10.19 Form of Executive Change of Control Agreement – Full Double-Trigger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date:	April 13, 2006	By:	/s/ Ronald J. Fior
			Name:	Ronald J. Fior
			Title:	Senior Vice President Finance & Operations; Chief Financial Officer

Exhibit Index
     10.18. Form of Director Change of Control Agreement — Full Single-Trigger.
     10.19 Form of Executive Change of Control Agreement — Full Double-Trigger.